EXHIBIT 99.1

McGrath RentCorp Announces Results for Third Quarter 2019

LIVERMORE, Calif., Oct. 29, 2019 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended September 30, 2019 of $173.6 million, an increase of 21%, compared to the third quarter of 2018.  The Company reported net income of $32.5 million, or $1.32 per diluted share, for the third quarter of 2019, compared to net income of $24.8 million, or $1.01 per diluted share, for the third quarter of 2018.

THIRD QUARTER 2019 COMPANY HIGHLIGHTS:

  Income from operations increased 30% year-over-year to $46.7 million.
  Rental revenues increased 11% year-over-year to $90.9 million.
  Adjusted EBITDA1 increased 24% year-over-year to $70.8 million.
  Dividend rate increased 10% year-over-year to $0.375 per share for the third quarter of 2019.  On an annualized basis, this dividend represents a 2.1% yield on the October 28, 2019 close price of $69.99 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“The third quarter underscored the benefit of our diverse portfolio as companywide total revenues increased 21%.  Mobile Modular, TRS-RenTelco, and Enviroplex delivered significant operating profit growth compared to a year ago, contributing to the Company’s overall 30% operating profit increase.  Our operating profit growth was driven by strong gross profit increases in both rental operations and sales.

Mobile Modular rental revenues for the quarter increased 13% from a year ago, driven by improvement in average rental rates, a larger fleet and improved utilization with equipment on rent increasing 7%.  Commercial and education rentals grew compared to a year ago, and reflected healthy overall business conditions.  Portable Storage rental revenues grew by 11%.

TRS-RenTelco rental revenues for the quarter increased 21%, primarily driven by higher average rental equipment and improved utilization.  Demand for both general purpose and communications test equipment was healthy, as we serviced testing demand for both R&D needs as well as communications network upgrades.

Adler Tank Rentals rental revenues for the quarter decreased 8% from a year ago, driven primarily by lower utilization, partly offset by higher rental rates.  Weaker activity levels across multiple market segments contributed to a slower quarter compared to a year ago.

Sales revenues increased 41%, driven by seasonally strong demand for education projects at Enviroplex.

Our portfolio enabled us to deliver strong top line and operating profit growth despite softness in one of our businesses.  We remain positive about our overall momentum entering the fourth quarter.  Despite some economic uncertainty, many fundamentals remain healthy and our activity levels are good. We look forward to finishing 2019 on solid footing.”

____________

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2019 to the quarter ended September 30, 2018 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2019, the Company’s Mobile Modular division reported income from operations of $22.2 million, an increase of $3.0 million, or 16%.  Rental revenues increased 13% to $46.7 million, depreciation expense increased 5% to $5.6 million and other direct costs increased 20% to $12.8 million, which resulted in an increase in gross profit on rental revenues of 12% to $28.4 million.   Rental related services revenues increased 39% to $22.6 million, with associated gross profit increasing 55% to $5.8 million.  Sales revenues decreased 3% to $16.7 million while gross margin on sales increased to 28% from 24%, resulting in a 13% increase in gross profit on sales revenues to $4.7 million.  Selling and administrative expenses increased 19% to $17.0 million, primarily due to higher allocated corporate expenses and increased salaries and employee benefit costs.

TRS-RENTELCO

For the third quarter of 2019, the Company’s TRS-RenTelco division reported income from operations of $10.1 million, an increase of $2.4 million, or 32%.  Rental revenues increased 21% to $26.9 million, depreciation expense increased 19% to $10.8 million and other direct costs increased 9% to $4.1 million, which resulted in a 28% increase in gross profit on rental revenues to $12.0 million.  Sales revenues increased 25% to $5.7 million.  Gross margin on sales decreased to 60% from 63%, resulting in an 18% increase in gross profit on sales revenues to $3.4 million.  Selling and administrative expenses increased 16% to $6.0 million, primarily due to higher allocated corporate expenses and increased salaries and employee benefit costs.

ADLER TANKS

For the third quarter of 2019, the Company’s Adler Tanks division reported income from operations of $5.1 million, a decrease of $0.4 million, or 7%.  Rental revenues decreased 8% to $17.2 million, depreciation expense increased 3% to $4.1 million and other direct costs decreased 15% to $2.8 million, which resulted in a decrease in gross profit on rental revenues of 10% to $10.3 million.  Rental related services revenues increased 7% to $7.4 million, with gross profit on rental related services increasing 28% to $1.9 million.  Selling and administrative expenses decreased 6% to $7.2 million, primarily due to decreased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is raising its financial outlook and expects its 2019 total operating profit to increase 15% to 19% above 2018 results, as compared to our prior expectation of a 9% to 14% increase.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of October 1, 2019, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 29, 2019 to discuss the third quarter 2019 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 8298548.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on remaining positive about the Company’s overall momentum entering the fourth quarter, economic fundamentals remaining healthy with good activity levels, finishing 2019 on solid footing, as well as the updated full year 2019 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenues
Rental	$90,857	$82,155	$261,658	$233,683
Rental related services	30,816	23,880	76,738	60,797
Rental operations	121,673	106,035	338,396	294,480
Sales	50,855	36,085	81,387	67,722
Other	1,034	1,027	3,226	3,013
Total revenues	173,562	143,147	423,009	365,215
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	20,535	18,407	59,222	54,287
Rental related services	23,007	18,618	57,507	47,404
Other	19,654	17,674	61,128	52,696
Total direct costs of rental operations	63,196	54,699	177,857	154,387
Costs of sales	32,084	24,398	49,984	42,680
Total costs of revenues	95,280	79,097	227,841	197,067
Gross profit	78,282	64,050	195,168	168,148
Selling and administrative expenses	31,534	28,226	92,044	85,833
Income from operations	46,748	35,824	103,124	82,315
Other income (expense):
Interest expense	(3,161)	(3,142)	(9,407)	(9,133)
Foreign currency exchange loss	(132)	(129)	(46)	(505)
Income before provision for income taxes	43,455	32,553	93,671	72,677
Provision for income taxes	10,987	7,774	23,266	17,520
Net income	$32,468	$24,779	$70,405	$55,157
Earnings per share:
Basic	$1.34	$1.03	$2.90	$2.29
Diluted	$1.32	$1.01	$2.86	$2.25
Shares used in per share calculation:
Basic	24,268	24,172	24,237	24,128
Diluted	24,632	24,563	24,592	24,550
Cash dividends declared per share	$0.375	$0.340	$1.125	$1.020

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in thousands)	2019	2018
Assets
Cash	$2,290	$1,508
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2019 and 2018	138,114	121,016
Rental equipment, at cost:
Relocatable modular buildings	865,254	817,375
Electronic test equipment	321,677	285,052
Liquid and solid containment tanks and boxes	315,838	313,573
	1,502,769	1,416,000
Less accumulated depreciation	(544,159)	(514,985)
Rental equipment, net	958,610	901,015
Property, plant and equipment, net	127,977	126,899
Prepaid expenses and other assets	43,553	31,816
Intangible assets, net	7,554	7,254
Goodwill	28,125	27,808
Total assets	$1,306,223	$1,217,316
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$301,469	$298,564
Accounts payable and accrued liabilities	111,320	90,844
Deferred income	60,775	49,709
Deferred income taxes, net	215,944	206,664
Total liabilities	689,508	645,781
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,285 shares as of September 30, 2019 and 24,182 shares as of December 31, 2018	106,033	103,801
Retained earnings	510,702	467,783
Accumulated other comprehensive loss	(20)	(49)
Total shareholders’ equity	616,715	571,535
Total liabilities and shareholders’ equity	$1,306,223	$1,217,316

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income	$70,405	$55,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,960	60,896
Impairment of rental assets	—	39
Provision for doubtful accounts	655	297
Share-based compensation	4,096	2,810
Gain on sale of used rental equipment	(15,168)	(15,044)
Foreign currency exchange loss	46	505
Amortization of debt issuance costs	8	18
Change in:
Accounts receivable	(16,929)	(9,514)
Prepaid expenses and other assets	(11,734)	(10,195)
Accounts payable and accrued liabilities	19,304	148
Deferred income	10,946	8,741
Deferred income taxes	9,280	2,982
Net cash provided by operating activities	136,869	96,840
Cash Flows from Investing Activities:
Purchases of rental equipment	(127,243)	(84,658)
Purchases of property, plant and equipment	(6,845)	(12,521)
Cash paid for acquisition of business assets	(7,401)	(7,543)
Proceeds from sales of used rental equipment	30,844	30,067
Net cash used in investing activities	(110,645)	(74,655)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	2,897	25,575
Principal payments on Series A senior notes	—	(20,000)
Taxes paid related to net share settlement of stock awards	(1,864)	(3,004)
Payment of dividends	(26,432)	(22,719)
Net cash used in financing activities	(25,399)	(20,148)
Effect of foreign currency exchange rate changes on cash	(43)	(139)
Net increase in cash	782	1,898
Cash balance, beginning of period	1,508	2,501
Cash balance, end of period	$2,290	$4,399
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$9,359	$9,193
Net income taxes paid, during the period	$10,030	$16,055
Dividends accrued during the period, not yet paid	$9,241	$8,349
Rental equipment acquisitions, not yet paid	$9,450	$9,643

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$46,738	$26,938	$17,181	$—	$90,857
Rental related services	22,574	863	7,379	—	30,816
Rental operations	69,312	27,801	24,560	—	121,673
Sales	16,676	5,678	140	28,361	50,855
Other	314	611	109	—	1,034
Total revenues	86,302	34,090	24,809	28,361	173,562

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,572	10,849	4,114	—	20,535
Rental related services	16,799	695	5,513	—	23,007
Other	12,804	4,088	2,762	—	19,654
Total direct costs of rental operations	35,175	15,632	12,389	—	63,196
Costs of sales	11,963	2,277	126	17,718	32,084
Total costs of revenues	47,138	17,909	12,515	17,718	95,280

Gross Profit
Rental	28,362	12,001	10,305	—	50,668
Rental related services	5,775	168	1,866	—	7,809
Rental operations	34,137	12,169	12,171	—	58,477
Sales	4,713	3,401	14	10,643	18,771
Other	314	611	109	—	1,034
Total gross profit	39,164	16,181	12,294	10,643	78,282
Selling and administrative expenses	16,966	6,038	7,160	1,370	31,534
Income from operations	$22,198	$10,143	$5,134	$9,273	46,748
Interest expense					(3,161)
Foreign currency exchange loss					(132)
Provision for income taxes					(10,987)
Net income					$32,468

Other Information
Average rental equipment [1]	$802,718	$314,428	$314,314
Average monthly total yield [2]	1.94%	2.86%	1.82%
Average utilization [3]	79.4%	66.9%	54.5%
Average monthly rental rate [4]	2.45%	4.27%	3.34%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$41,205	$22,225	$18,725	$—	$82,155
Rental related services	16,188	773	6,919	—	23,880
Rental operations	57,393	22,998	25,644	—	106,035
Sales	17,140	4,549	294	14,102	36,085
Other	358	590	79	—	1,027
Total revenues	74,891	28,137	26,017	14,102	143,147

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,320	9,093	3,994	—	18,407
Rental related services	12,457	697	5,464	—	18,618
Other	10,662	3,767	3,245	—	17,674
Total direct costs of rental operations	28,439	13,557	12,703	—	54,699
Costs of sales	12,987	1,667	195	9,549	24,398
Total costs of revenues	41,426	15,224	12,898	9,549	79,097

Gross Profit
Rental	25,223	9,365	11,486	—	46,074
Rental related services	3,731	76	1,455	—	5,262
Rental operations	28,954	9,441	12,941	—	51,336
Sales	4,153	2,882	99	4,553	11,687
Other	358	590	79	—	1,027
Total gross profit	33,465	12,913	13,119	4,553	64,050
Selling and administrative expenses	14,261	5,220	7,587	1,158	28,226
Income from operations	$19,204	$7,693	$5,532	$3,395	35,824
Interest expense					(3,142)
Foreign currency exchange loss					(129)
Provision for income taxes					(7,774)
Net income					$24,779

Other Information
Average rental equipment [1]	$759,542	$280,377	$311,086
Average monthly total yield [2]	1.81%	2.64%	2.01%
Average utilization [3]	78.6%	61.9%	62.5%
Average monthly rental rate [4]	2.30%	4.27%	3.21%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$133,736	$76,050	$51,872	$—	$261,658
Rental related services	52,946	2,425	21,367	—	76,738
Rental operations	186,682	78,475	73,239	—	338,396
Sales	31,401	16,745	1,003	32,238	81,387
Other	1,033	1,856	337	—	3,226
Total revenues	219,116	97,076	74,579	32,238	423,009

Costs and Expenses
Direct costs of rental operations:
Depreciation	16,449	30,533	12,240	—	59,222
Rental related services	39,454	2,008	16,045	—	57,507
Other	39,721	12,206	9,201	—	61,128
Total direct costs of rental operations	95,624	44,747	37,486	—	177,857
Costs of sales	21,463	7,656	713	20,152	49,984
Total costs of revenues	117,087	52,403	38,199	20,152	227,841

Gross Profit
Rental	77,566	33,311	30,431	—	141,308
Rental related services	13,492	417	5,322	—	19,231
Rental operations	91,058	33,728	35,753	—	160,539
Sales	9,938	9,089	290	12,086	31,403
Other	1,033	1,856	337	—	3,226
Total gross profit	102,029	44,673	36,380	12,086	195,168
Selling and administrative expenses	48,013	18,101	22,054	3,876	92,044
Income from operations	$54,016	$26,572	$14,326	$8,210	103,124
Interest expense					(9,407)
Foreign currency exchange loss					(46)
Provision for income taxes					(23,266)
Net income					$70,405

Other Information
Average rental equipment [1]	$789,664	$299,210	$313,475
Average monthly total yield [2]	1.88%	2.82%	1.84%
Average utilization [3]	79.1%	66.0%	56.2%
Average monthly rental rate [4]	2.38%	4.28%	3.27%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$116,436	$65,919	$51,328	$—	$233,683
Rental related services	40,510	2,287	18,000	—	60,797
Rental operations	156,946	68,206	69,328	—	294,480
Sales	30,694	16,568	629	19,831	67,722
Other	973	1,753	287	—	3,013
Total revenues	188,613	86,527	70,244	19,831	365,215

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,841	26,536	11,910	—	54,287
Rental related services	31,031	1,956	14,417	—	47,404
Other	33,460	10,834	8,402	—	52,696
Total direct costs of rental operations	80,332	39,326	34,729	—	154,387
Costs of sales	21,766	7,046	484	13,384	42,680
Total costs of revenues	102,098	46,372	35,213	13,384	197,067

Gross Profit
Rental	67,134	28,549	31,017	—	126,700
Rental related services	9,479	331	3,583	—	13,393
Rental operations	76,613	28,880	34,600	—	140,093
Sales	8,929	9,522	144	6,447	25,042
Other	973	1,753	287	—	3,013
Total gross profit	86,515	40,155	35,031	6,447	168,148
Selling and administrative expenses	43,191	16,780	22,245	3,617	85,833
Income from operations	$43,324	$23,375	$12,786	$2,830	82,315
Interest expense					(9,133)
Foreign currency exchange loss					(505)
Provision for income taxes					(17,520)
Net income					$55,157

Other Information
Average rental equipment [1]	$752,076	$273,142	$309,943
Average monthly total yield [2]	1.72%	2.68%	1.84%
Average utilization [3]	77.8%	62.4%	59.8%
Average monthly rental rate [4]	2.21%	4.29%	3.08%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018	2019	2018
Net income	$32,468	$24,779	$70,405	$55,157	$94,654	$172,881
Provision (benefit) for income taxes	10,987	7,774	23,266	17,520	31,035	(76,255)
Interest expense	3,161	3,142	9,407	9,133	12,571	12,031
Depreciation and amortization	22,873	20,608	65,960	60,896	87,039	80,887
EBITDA	69,489	56,303	169,038	142,706	225,299	189,544
Impairment of rental assets	—	—	—	39	—	1,678
Share-based compensation	1,350	982	4,096	2,810	5,397	3,763
Adjusted EBITDA [1]	$70,839	$57,285	$173,134	$145,555	$230,696	$194,985
Adjusted EBITDA margin [2]	41%	40%	41%	40%	41%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018	2019	2018
Adjusted EBITDA [1]	$70,839	$57,285	$173,134	$145,555	$230,696	$194,985
Interest paid	(3,149)	(3,070)	(9,359)	(9,193)	(12,764)	(12,455)
Income taxes paid, net of refunds received	(3,857)	(4,380)	(10,030)	(16,055)	(12,132)	(22,049)
Gain on sale of used rental equipment	(6,000)	(5,169)	(15,168)	(15,044)	(19,683)	(19,771)
Foreign currency exchange loss	132	129	46	505	30	444
Amortization of debt issuance cost	3	3	8	18	10	30
Change in certain assets and liabilities:
Accounts receivable, net	(16,272)	(9,994)	(16,274)	(9,217)	(22,201)	(7,676)
Prepaid expenses and other assets	9,512	4,743	(11,734)	(10,195)	(10,890)	(5,810)
Accounts payable and other liabilities	(363)	(359)	15,300	1,725	17,167	4,618
Deferred income	(5,963)	3,887	10,946	8,741	12,463	5,772
Net cash provided by operating activities	$44,882	$43,075	$136,869	$96,840	$182,696	$138,088

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200